Certified Public Accountants | 280 Kenneth Drive, Suite 100 | Rochester, New York 14623 | 585.427.8900 | EFPRotenberg.com

EFP ROTENBERG what counts

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

China Internet Cafe Holdings Group, Inc. and Subsidiaries
Nevada

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 29, 2011, relating to the consolidated financial statements of China Internet Cafe Holdings Group, Inc. and Subsidiarires. We also consent to the reference to us under the caption Experts and Selected Financial Data in this prospectus.

EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
April 8, 2011